As filed with the Securities and Exchange Commission on November 1, 1996.

                                            Registration No. 333-
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                          FIRST REPUBLIC BANCORP INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
           DELAWARE                                       94-2964497
(STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)
                               388 MARKET STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                (415) 392-1400
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             ____________________
                        1989 OUTSIDE DIRECTORS' OPTIONS
                        1991 OUTSIDE DIRECTORS' OPTIONS
                       1991 EXECUTIVE OFFICERS' OPTIONS
                        1992 OUTSIDE DIRECTORS' OPTIONS
                      1992 CONTINGENT DIRECTORS' OPTIONS
                1992 PERFORMANCE-BASED CONTINGENT STOCK OPTIONS
                      1993 SUBSIDIARY DIRECTORS' OPTIONS
                      1994 CONTINGENT DIRECTORS' OPTIONS
                      1994 SUBSIDIARY DIRECTORS' OPTIONS
                      1995 SUBSIDIARY DIRECTORS' OPTIONS
                1995 PERFORMANCE-BASED CONTINGENT STOCK OPTIONS
                      1996 CONTINGENT DIRECTORS' OPTIONS
                             (FULL TITLE OF PLANS)
                             ____________________

                             JAMES H. HERBERT, II
                                   President
                          and Chief Executive Officer
                          First Republic Bancorp Inc.
                               388 Market Street
                        San Francisco, California 94111
                                (415) 392-1400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ____________________

                                  COPIES TO:
                            Jay L. Bernstein, Esq.
                                Rogers & Wells
                                200 Park Avenue
                           New York, New York 10166
                                (212) 878-8000
                             ____________________

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>
                             ____________________

                        CALCULATION OF REGISTRATION FEE

    TITLE OF SECURITIES         AMOUNT TO BE         PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
     TO BE REGISTERED            REGISTERED           OFFERING PRICE           AGGREGATE         REGISTRATION FEE
                                                       PER SHARE (1)         OFFERING PRICE
Common Stock,                     37,128(2)               $6.74                $250,243                 $86
 $.01 par value
Common Stock,                     25,456(3)               $12.49               $317,945                $110
$.01 par value
Common Stock,                     74,262(4)               $12.73               $945,355                $326
$.01 par value
Common Stock,                     74,260(5)               $14.85             $1,102,761                $380
$.01 par value
Common Stock,                     74,263(6)               $11.64               $864,421                $298
$.01 par value
Common Stock,                    477,405(7)               $14.84             $7,084,690              $2,443
$.01 par value
Common Stock,                     10,300(8)               $13.95               $143,685                 $50
$.01 par value
Common Stock,                     82,400(9)               $16.02             $1,320,048                $455
$.01 par value
Common Stock,                      7,000(10)              $13.67                $95,690                 $33
$.01 par value
Common Stock,                      5,000(11)              $14.56                $72,800                 $25
$.01 par value
Common Stock,                    350,000(12)              $13.13             $4,595,500              $1,585
$.01 par value
Common Stock,                     97,500(13)              $15.25             $1,486,875                $513
$.01 par value

TOTAL	                       1,314,974                                                             $6,304


(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

(2) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options outstanding as of the date hereof which were granted to the non-employee directors of the Registrant in August 1989.

(3) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options outstanding as of the date hereof which were granted to the non-employee directors of the Registrant in August 1991.

(4) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options outstanding as of the date hereof which were granted to the executive officers of the Registrant in October 1991.

(5) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options outstanding as of the date hereof which were granted to the non-employee directors of the Registrant in May 1992.

(6) Represents the number of shares of Common Stock that may be purchased upon exercise of contingent stock options outstanding as of the date hereof which were granted to the non-employee directors of the Registrant in October 1992 and approved by stockholder vote on May 12, 1993.

(7) Represents the number of shares of Common Stock that may be purchased upon exercise of the Registrant's 1992 Performance-Based Contingent Stock Options outstanding as of the date hereof.

(8) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options outstanding as of the date hereof which were granted to the non-employee directors of a subsidiary of the Registrant in December 1993.

(9) Represents the number of shares of Common Stock that may be purchased upon exercise of contingent stock options outstanding as of the date hereof which were granted to the non-employee directors of the Registrant in February 1994 and approved by stockholder vote on May 4, 1994.

(10) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options outstanding as of the date hereof which were granted to the non-employee directors of a subsidiary of the Registrant in April 1994.

(11) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options outstanding as of the date hereof which were granted to a non-employee director of a subsidiary of the Registrant in December 1995.

(12) Represents the number of shares of Common Stock that may be purchased upon exercise of the Registrant's 1995 Performance-Based Contingent Stock Options outstanding as of the date hereof which were approved by stockholder vote on May 4, 1995 and were granted on December 31, 1995.

(13) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options outstanding as of the date hereof which were granted to the thirteen non-employee directors of the Registrant and its subsidiaries and approved by stockholder vote on May 30, 1996.




PAGE

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents which have been filed by First Republic Bancorp Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission hereby are incorporated herein by reference:

            (a) The Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1995;

            (b)   All  other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

            (c) The description of the Registrant's Common Stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (Registration No. 92 18 2992), together with all amendments and reports filed for the purpose of updating that description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            L. Martin Gibbs, a partner of Rogers & Wells, is a Director of the Company and the beneficial owner of 59,540 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law, under which the Company is incorporated, permits, and the By-laws of the Registrant authorize, the Registrant to indemnify an officer or director of the Registrant, or any wholly owned subsidiary of the Registrant, or any other entity or enterprise that the board of directors of the Registrant may designate by resolution, who was or is a party or is threatened to be made a party to any "proceeding" (including a lawsuit) because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and authorize the Registrant to advance expenses incurred in defending such a proceeding under certain circumstances. If the officer or director is successful on the merits or otherwise, the Registrant is required to indemnify him or her against all expenses, including attorneys' fees, actually or reasonably incurred by him or her in connection with such proceeding. The Registrant's charter permits the Registrant's board of directors to eliminate or reduce a director's exposure to personal monetary liability for breach of his or her fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.


PAGE

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

            There  are  filed  with  the  Registration   Statement   the
following exhibits:

             4.1 Certificate of Incorporation of the Company, filed with the Secretary of State of Delaware on February 19, 1985, as amended by Certificates of Amendment filed with the Secretary of State of Delaware on April 12, 1985, May 19, 1986, June 26, 1986, August 1, 1986, September 10, 1987,
                       June 30, 1989, October 27,  1989,  May  25, 1990,
                       and   May   26,   1992,  incorporated  herein  by
                       reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

             4.2 By-laws of the Company, as amended, incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-18963).

             5.1       Opinion of Rogers & Wells.

            23.1       Consent of KPMG Peat Marwick LLP.

            23.2 Consent of Rogers & Wells (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

ITEM 9. UNDERTAKINGS.

     (a) The Registrant hereby undertakes:

        (1)  To file, during any  period  in  which  offers or sales are
   being   made,   a   post-effective  amendment  to  this  Registration
   Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



PAGE

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 31, 1996.

                                	FIRST REPUBLIC BANCORP INC.



                                     By:     /S/JAMES H. HERBERT, II
                                        =====================================
                                          James H. Herbert, II
                                          President


PAGE

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James H. Herbert, Katherine August-deWilde and Willis H. Newton, Jr., or any of them, his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

               NAME                                               TITLE                           DATE

/S/ ROGER O. WALTHER                                 Chairman of the Board of               October 31, 1996
=====================
Roger O. Walther                                     Directors

/S/JAMES H. HERBERT, II                              President, Chief Executive             October 31, 1996
============================
James H. Herbert, II                                 Officer and Director

/S/ KATHERINE AUGUST-DEWILDE                         Executive Vice President and           October 31, 1996
=============================
Katherine August-deWilde                             Director

/S/ WILLIS H. NEWTON, JR.                            Senior Vice President and Chief        October 31, 1996
============================
Willis H. Newton, Jr.                                Financial Officer

/S/ LINDA G. MOULDS                                  Vice President, Secretary and          October 31, 1996
===========================
Linda G. Moulds                                      Controller

/S/ RICHARD M. COX-JOHNSON                           Director                               October 31, 1996
===========================
Richard M. Cox-Johnson

/S/ KENNETH W. DOUGHERTY                             Director                               October 31, 1996
===========================
Kenneth W. Dougherty

/S/ FRANK J. FAHRENKOPF, JR.                         Director                               October 31, 1996
============================
Frank J. Fahrenkopf, Jr.

/S/ L. MARTIN GIBBS                                  Director                               October 31, 1996
============================
L. Martin Gibbs

/S/ JAMES F. JOY                                     Director                               October 31, 1996
============================
James F. Joy

/S/ JOHN F. MANGAN                                   Director                               October 31, 1996
============================
John F. Mangan

/S/ BARRANT V. MERRILL                               Director                               October 31, 1996
============================
Barrant V. Merrill



PAGE

                               INDEX TO EXHIBITS



EXHIBIT NO.                           DESCRIPTION PAGE NO.		Page No.
==========			      ====================		=======

  4.1	  		Certificate of Incorporation of the
				Company, filed with the Secretary
				of State of Delaware on February 19,
				1985, as amended by Certificates
				of Amendment filed with the Secretary
				of State of Delaware on April 12, 1985,
				May 19, 1986, June 26, 1986, August 1, 1986,
				September 10, 1987, June 30, 1989, October 27,
				1989, May 25, 1990, and May 26, 1992,
				incorporated herein by reference to the
				Registrant's Annual Report on Form 10-K for the
				fiscal year ended December 31, 1995.

 4.2	  		By-laws of the Company, as amended, incorporated
				herein by reference to the Registrant's Registration
				Statement on Form S-1 (File No. 33-18963).

 5.1		   	Opinion of Rogers & Wells.

23.1	 		Consent of KPMG Peat Marwick LLP.

23.2	 		Consent of Rogers & Wells (contained in its opinion filed
				as Exhibit 5.1).



